As filed with the Securities and Exchange Commission on January 12, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

ACADIA REALTY TRUST

(Exact name of registrant as specified in its charter)

Maryland	23-2715194
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1311 Mamaroneck Avenue, Suite 260

White Plains, New York 10605

(914) 288-8100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kenneth F. Bernstein

President and Chief Executive Officer

Acadia Realty Trust

1311 Mamaroneck Avenue, Suite 260

White Plains, New York 10605

(914) 288-8100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Mark Schonberger, Esq.

Paul, Hastings, Janofsky & Walker LLP

75 East 55th Street

New York, New York 10022

(212) 318-6000

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
Common shares of beneficial interest, $.001 par value per share	$300,000,000	$32,100
Preferred shares of beneficial interest
Debt Securities
(1)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices.
(2)

In accordance with Rule 457(p) under the Securities Act, the registrant is offsetting $3,348.05 of the registration fee due, against the remainder of the registration fee of $6,067.50 paid by the registrant in connection with its Registration Statement on Form S-3 (No. 333-104727) filed on April 24, 2003.

PROSPECTUS

$300,000,000

ACADIA REALTY TRUST

Common Shares

Preferred Shares

Debt Securities

We may from time to time offer, in one or more series or classes, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, the following securities:

•	our common shares;
•	our preferred shares; and/or
•	debt securities, which may be either senior debt securities or subordinated debt securities.

We will offer our securities in amounts, at prices and on terms to be determined at the time we offer those securities. We will provide the specific terms of the securities in supplements to this prospectus. We are organized and conduct our operations so as to qualify as a real estate investment trust, or REIT, for federal income tax purposes. The specific terms of the securities may include limitations on actual, beneficial or constructive ownership and restrictions on transfer of the securities that may be appropriate to preserve our status as a REIT.

The securities may be offered on a delayed or continuous basis directly by us, through agents, underwriters or dealers as designated from time to time, through a combination of these methods or through any other method provided in the applicable prospectus supplement. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

In addition, certain selling securityholders to be identified from time to time in a prospectus supplement may sell our securities that they own. We will not receive any of the proceeds from the sale of our securities by selling securityholders.

Our common shares are traded on the New York Stock Exchange under the symbol “AKR.”

Investing in our securities involves risks. Before buying our securities, you should refer to the risk factors included in our periodic reports, in prospectus supplements relating to specific offerings and in other information that we file with the Securities and Exchange Commission. See “Risk Factors” on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

January 12, 2007

ABOUT THIS PROSPECTUS	ii
FORWARD-LOOKING STATEMENTS	ii
ACADIA REALTY TRUST	1
RISK FACTORS	2
USE OF PROCEEDS	3
RATIOS OF EARNINGS TO FIXED CHARGES	4
DESCRIPTION OF SHARES OF BENEFICIAL INTEREST	5
DESCRIPTION OF PREFERRED SHARES	10
DESCRIPTION OF DEBT SECURITIES	13
CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR DECLARATION OF TRUST AND BYLAWS	16
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS	18
ERISA CONSIDERATIONS	31
SELLING SECURITYHOLDERS	33
PLAN OF DISTRIBUTION	34
EXPERTS	36
LEGAL MATTERS	36
WHERE YOU CAN FIND MORE INFORMATION	36

This prospectus and the applicable prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which they relate, and this prospectus and any applicable prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or solicitation.

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ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus. You should not assume that the information appearing in this prospectus or any applicable prospectus supplement or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, results of operation and prospects may have changed since those dates.

As used in this prospectus, references to “we,” “our,” “us,” and “Acadia” are to Acadia Realty Trust, except as the context otherwise requires.

This prospectus is part of a “shelf” registration statement that we filed with the Securities and Exchange Commission, or SEC. By using a shelf registration statement, we may sell common shares, preferred shares and debt securities from time to time in one or more offerings. This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a supplement to this prospectus that will contain specific information about the terms of the securities offered, including the amount, the price and the terms determined at the time of the offering. The prospectus supplement may also add to, update or change information contained in this prospectus. Before purchasing any securities, you should carefully read both this prospectus and any supplement, together with additional information described under the heading “Where You Can Find More Information.”

FORWARD-LOOKING STATEMENTS

Some of the statements in, or incorporated by reference in, this prospectus or any applicable prospectus supplement constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, forward-looking statements can be identified by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” or the negative of these terms or other similar terms.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us or are within our control. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements.

We expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained in this prospectus or any applicable prospectus supplement to reflect any change in our expectations with regard to the statements or any change in events, conditions or circumstances on which any such statement is based, except as required by law. In evaluating forward-looking statements, you should consider these risks and uncertainties, together with the other risks described from time to time in our reports and documents filed with the SEC, and you should not place undue reliance on those statements.

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ACADIA REALTY TRUST

We are a fully integrated, self-managed and self-administered equity real estate investment trust, or REIT, focused primarily on the ownership, acquisition, redevelopment and management of retail properties, including neighborhood and community shopping centers and mixed-use properties with retail components. We currently operate 77 properties, which we own or have an ownership interest in. These assets are located primarily in the Northeast, Mid-Atlantic and Midwest regions of the United States and, in total, comprise approximately 10 million square feet.

All of our assets are held by, and all of our operations are conducted through, Acadia Realty Limited Partnership, a Delaware limited partnership, or the Operating Partnership, and its majority-owned subsidiaries. As of the date of this prospectus, we controlled 98% of the Operating Partnership as the sole general partner. As the general partner, we are entitled to share, in proportion to our percentage interest, in the cash distributions and profits and losses of the Operating Partnership. The limited partners represent entities or individuals who contributed their interests in certain properties or partnerships to the Operating Partnership in exchange for common or preferred units of limited partnership interest, or OP Units. Limited partners holding Common OP Units are generally entitled to exchange their units on a one-for-one basis for our common shares. Holders of our Preferred OP Units are entitled to convert their units into Common OP Units at certain fixed conversion prices and are entitled to preferred quarterly distributions.

Our common shares are traded on the New York Stock Exchange under the symbol “AKR.” Our executive offices are located at 1311 Mamaroneck Avenue, Suite 260, White Plains, New York 10605 and our telephone number is (914) 288-8100.

We maintain an internet website at http://www.acadiarealty.com. We are not incorporating by reference in this prospectus any material from our website, and we have provided an inactive textual reference to the website’s uniform resource locator (URL) for your reference only.

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RISK FACTORS

Before you invest in any of our securities, in addition to the other information in this prospectus and the applicable prospectus supplement, you should carefully consider the risk factors under the heading “Risk Factors” contained in Part I, Item 1A in our most recent Annual Report on Form 10-K and any risk factors disclosed under the heading “Risk Factors” in Part II, Item 1A in our most recent Quarterly Report on Form 10-Q filed after our most recent Annual Report on Form 10-K, which are incorporated by reference into this prospectus and the applicable prospectus supplement, as the same may be updated from time to time by our future filings under the Securities Exchange Act of 1934.

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USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities as set forth in the applicable prospectus supplement.

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RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratios of earnings to fixed charges for the periods indicated:

	Nine Months ended September 30,		Years ended December 31,
	2006	2005	2005	2004	2003	2002	2001
Ratio of earnings to fixed charges	1.30x	1.83x	2.70x	1.69x	1.63x	2.04x	1.39x

For the purpose of calculating the ratio of earnings to fixed charges, earnings have been calculated by adding minority interest attributable to continuing operations, income or loss from equity investees, fixed charges and distributed income of equity investees to income from continuing operations before income taxes, less capitalized interest and preferred distributions of consolidated subsidiaries. Fixed charges consist of interest costs, whether expensed or capitalized, amortization of deferred financing costs, amortization of discounts or premiums related to indebtedness and preferred distributions of consolidated subsidiaries.

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DESCRIPTION OF SHARES OF BENEFICIAL INTEREST

This summary does not purport to be complete and is qualified in its entirety by reference to our Declaration of Trust and Bylaws, each as amended or restated. See “Where You Can Find More Information” in this prospectus.

General

Under our Declaration of Trust, we may issue 100,000,000 common shares, par value $0.001 per share. All common shares, when issued, are duly authorized, fully paid and nonassessable. This means that the full price for the shares has been paid at the time of issuance and consequently that any holder of such shares will not later be required to pay us any additional money for the same. As of December 31, 2006, 31,772,952 of our common shares were issued and outstanding, as were 642,272 of Common OP Units of the Operating Partnership, which are convertible into the same number of our common shares (subject to anti-dilution adjustments).

In addition, 2,212 Series A Preferred OP Units of the Operating Partnership were issued at a price of $1,000 per unit to certain individuals on November 16, 1999. These Series A Preferred OP Units are convertible into Common OP Units at a conversion price of $7.50 per unit and are entitled to a preferred quarterly distribution of the greater of (a) $22.50 per Series A Preferred OP Unit (9% annually) or (b) the quarterly distribution attributable to a Series A Preferred OP Unit if such unit were converted into a Common OP Unit. A total of 188 Series A Preferred OP Units were outstanding as of December 31, 2006.

On January 27, 2004, 4,000 Series B Preferred OP Units of the Operating Partnership were issued in connection with the acquisition of the rights to provide asset management, leasing, disposition, development and construction services for an existing portfolio of retail properties from Klaff Realty, L.P. (“Klaff”). These units are entitled to a quarterly preferred distribution of the greater of (i) $13.00 (5.2% annually) per unit or (ii) the quarterly distribution attributable to a Preferred OP Unit if such unit were converted into a Common OP Unit. The Series B Preferred OP Units are convertible at any time into Common OP Units based on the stated value of $1,000 divided by $12.82. Additionally, the holder of the Series B Preferred OP Units may redeem their units at par for either cash or Common OP Units (at our option) after the earlier of the third anniversary of their issuance, or the occurrence of certain events, including a change in our control. After the fifth anniversary of the issuance, we may redeem the Series B Preferred OP Units and convert them into Common OP Units at market value as of the redemption date. In response to a subsequent request from Klaff, our board of trustees approved a waiver on February 24, 2004 which allows Klaff to redeem 1,500 Series B Preferred OP Units at any time. Klaff has not redeemed any Series B Units as of the date of this prospectus.

Effective February 15, 2005, we acquired the balance of Klaff’s rights to provide the above-referenced services and certain potential future revenue streams. In consideration for this transaction, we issued 250,000 restricted Common OP Units to Klaff. These units are convertible into our common shares on a one-for-one basis after a five-year lock-up period.

Our common shares have equal dividend, liquidation and other rights, and have no preference, exchange or appraisal rights, except for any appraisal rights provided by Maryland law. Holders of our common shares have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any of our securities.

Distributions

Holders of our common shares may receive distributions out of assets that we can legally use to pay distributions, when and if they are authorized and declared by our board of trustees. Each common shareholder shares in the same proportion as other common shareholders out of the assets that we can legally use to pay distributions after we pay or make adequate provision for all of our known debts and liabilities in the event we are liquidated, dissolved or our affairs are wound up.

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Voting Rights

Holders of common shares have the power to vote on all matters presented to our shareholders, including the election of trustees, except as otherwise provided by Maryland law. Our Declaration of Trust prohibits us from merging or selling all or substantially all of our assets without the approval of two-thirds of the outstanding shares that are entitled to vote on such matters. Holders of common shares are entitled to one vote per share.

There is no cumulative voting in the election of our trustees, which means that holders of more than 50% of the common shares voting for the election of trustees can elect all of the trustees if they choose to do so and the holders of the remaining shares cannot elect any trustees.

Restrictions on Ownership and Transfer

To qualify as a REIT under the Internal Revenue Code, we must satisfy certain ownership requirements. Specifically, not more than 50% in value of our outstanding common shares may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the last half of a taxable year, and the common shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year. We must also satisfy certain income requirements to maintain our REIT status. One such requirement is that at least 75% of our gross income for each calendar year must consist of rents from real property and income from certain other real property investments. This is complicated by the fact that the rents received by the Operating Partnership will not qualify as rents from real property if we own, actually or constructively, 10% or more of the ownership interests in our lessees, within the meaning of section 856(d)(2)(B) of the Internal Revenue Code. See “Certain Federal Income Tax Considerations” in this prospectus.

Because our board of trustees believes it is essential for us to continue to qualify as a REIT, our Declaration of Trust contains provisions aimed at satisfying the requirements described above. In regard to the ownership requirements, the Declaration of Trust provided that no person may own, or be deemed to own by virtue of the attribution rules of the Internal Revenue Code, more than 9.8% in value or number, whichever is more restrictive, of the issued and outstanding shares of any of our class or series of shares of beneficial interest, subject to certain exceptions. The trustees may waive this limitation if evidence satisfactory to them or our tax counsel is presented that such ownership will not jeopardize our status as a REIT. As a condition of such waiver, the trustees may require opinions of counsel satisfactory to them and/or an undertaking from the applicant with respect to preserving our REIT status.

Our Declaration of Trust also provides that any purported transfer or issuance of shares or securities transferable into shares which would (i) violate the 9.8% limitation described above, (ii) result in shares being owned by fewer than 100 persons for purposes of the REIT provisions of the Internal Revenue Code, (iii) result in our being “closely held” with the meaning of Section 856(h) of the Internal Revenue Code, or (iv) otherwise jeopardize our REIT status under the Internal Revenue Code (including a transfer which would cause us to own, actually or constructively, 9.8% or more of the ownership interests in one of our lessees) will be null and void ab initio (from the beginning). Moreover, common shares transferred, or proposed to be transferred, in contravention of the above will be subject to purchase by us at a price equal to the lesser of (i) the price stipulated in the challenged transaction and (ii) the fair market value of such shares (determined in accordance with the rules set forth in our Declaration of Trust).

All certificates representing the common shares bear a legend referring to the restrictions described above.

The ownership limitations described above could have the effect of delaying, deferring or preventing a takeover or other transaction in which holders of some, or a majority, of common shares might receive a premium for their shares over the then prevailing market price or which such holders might believe to be otherwise in their best interest.

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Transfer Agent and Registrar

The transfer agent and registrar for our common shares is American Stock Transfer & Trust Company, which has an address at 40 Wall Street, New York, NY 10005.

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RESTRICTIONS ON TRANSFERS OF COMMON SHARES AND ANTI-TAKEOVER PROVISIONS

Maryland Law

Business Combinations. Section 8-301(14) of the Maryland General Corporation Law (“MGCL”) permits a Maryland REIT to enter into a business combination (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) on the same terms as a Maryland corporation under the MGCL. Under the MGCL, certain business combinations between a Maryland corporation and any person who beneficially owns 10% or more of the voting power of such corporation’s shares, or an affiliate of such corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting shares of such corporation (an “Interested Stockholder”) or an affiliate thereof, are prohibited for five years after the most recent date on which the Interested Stockholder becomes an Interested Stockholder. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of such corporation and (b) two-thirds of the votes entitled to be cast by holders of shares of voting stock of such corporation other than the shares held by the Interested Stockholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the corporation’s common shareholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares.

Additional Anti-Takeover Provisions. As an additional anti-takeover defense, Maryland law permits publicly-held Maryland statutory REITs to elect to be governed by all or any part of Maryland law provisions relating to unsolicited takeovers, as described below. The election to be governed by one or more of these provisions can be made by a publicly-held Maryland REIT in its Declaration of Trust or Bylaws (“charter documents”) or by resolution adopted by its board of trustees so long as it has at least three trustees who, at the time of electing to be subject to the provisions, are not officers or employees, are not persons seeking to acquire control of the REIT, are not trustees, officers, affiliates or associates of any person seeking to acquire control, and were not nominated or designated as trustees by a person seeking to acquire control. Our charter documents do not contain any such provisions.

However, if the charter documents do not already contain these provisions, a REIT may adopt one or more of these additional anti-takeover provisions by a board resolution or a Bylaw amendment, following which it must file articles supplementary to its Declaration of Trust with the Maryland State Department of Assessments and Taxation. Shareholder approval is not required for the filing of these articles supplementary. Our board of trustees has not passed any such resolution or Bylaw amendment and we have not filed such articles supplementary.

A Maryland REIT may elect to be subject to all or any portion of the following anti-takeover provisions of Maryland law, notwithstanding any contrary provisions in the REIT’s charter documents:

Classified Board: A REIT may divide its board into three classes which, to the extent possible, will have the same number of trustees, the terms of which will expire at the third annual meeting of shareholders after the election of each class, with the first class term expiring one year after adoption, the second class term expiring two years later and the third class term expiring three years later. We do not have a classified board.

Two-thirds Shareholder Vote to Remove Trustees: If the REIT has a classified board, the shareholders may remove any trustee only by the affirmative vote of at least two-thirds of all votes entitled to be cast by the shareholders generally in the election of trustees, but a trustee may not be removed without cause. If the REIT does not have a classified board, the shareholders may remove any trustee only by the affirmative vote of at least two-thirds of all votes entitled to be cast by the shareholders generally in the election of trustees, with or without cause.

Size of Board Fixed by Vote of Board: The number of trustees will be fixed only by resolution of the board, but the number cannot be less than three trustees.

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Board Vacancies Filled by the Board for the Remaining Term: Vacancies that result from an increase in the size of the board, or the death, resignation, or removal of a trustee, may be filled only by the affirmative vote of a majority of the remaining trustees even if they do not constitute a quorum. Trustees elected to fill vacancies will hold office for the remainder of the full term of the class of trustees in which the vacancy occurred, as opposed to until the next annual meeting of shareholders, and until a successor is elected and qualified.

Shareholder Calls of Special Meetings: Special meetings of shareholders may be called by the secretary of a REIT only upon the written request of shareholders entitled to cast at least a majority of all votes entitled to be cast at the meeting and only in accordance with procedures set out in the MGCL.

As we have stated above, we have not elected to be subject to any of the foregoing anti-takeover provisions.

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DESCRIPTION OF PREFERRED SHARES

This summary does not purport to be complete and is qualified in its entirety by reference to our Declaration of Trust and Bylaws, each as amended or restated. See “Where You Can Find More Information” in this prospectus.

General

Subject to limitations prescribed by Maryland law and our Declaration of Trust, our board of trustees is authorized to issue one or more series of preferred shares from time to time and, with respect to any such series, to fix the designations, numbers, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption of such series.

Reference is made to any supplement to this prospectus relating to the preferred shares offered thereby for specific items, including:

•	The title and stated value of such preferred shares;
•	The number of such preferred shares offered, the liquidation preference per share and the offering price of such preferred shares;
•	The distribution rate(s), period(s), and/or payment date(s) or method(s) of calculation thereof applicable to such preferred shares;
•	The date from which distributions on such preferred shares shall accumulate, if applicable;
•	The procedures for any auction and remarketing, if any, for such preferred shares;
•	The provision for a sinking fund, if any, for such preferred shares;
•	The provision for redemption, if applicable, of such preferred shares;
•	Any listing of such preferred shares on any securities exchange;
•	The terms and conditions, if applicable, upon which such preferred shares will be convertible into common shares, including the conversion price (or manner of calculation thereof);
•	A discussion of federal income tax considerations applicable to such preferred shares;
•

The relative ranking and preferences of such preferred shares as to distribution rights (including whether any liquidation preference as to the preferred shares will be treated as a liability for purposes of determining the availability of assets for distributions to holders of shares ranking junior to the preferred shares as to distribution rights) and rights upon our liquidation or winding up of our affairs;

•

Any limitations on issuance of any series of preferred shares ranking senior to or on a parity with such series of preferred shares as to distribution rights and rights upon the liquidation, dissolution or winding up of our affairs; and

•	Any other specific terms, preferences, rights, limitations or restrictions of such preferred shares.

Rank

Unless otherwise indicated in the applicable supplement to this prospectus, our preferred shares rank, with respect to payment of distributions and rights upon our liquidation, dissolution or winding up, and allocation of our earnings and losses:

•	senior to all classes or series of common shares, and to all equity securities ranking junior to such preferred shares;

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•	on a parity with all equity securities issued by us, the terms of which specifically provide that such equity securities rank on a parity with the preferred shares; and
•	junior to all equity securities issued by us, the terms of which specifically provide that such equity securities rank senior to the preferred shares.

Distributions

Subject to any preferential rights of any outstanding shares or series of shares, our preferred shareholders are entitled to receive distributions, when and as authorized by our board of trustees, out of legally available funds, and share pro rata the amount to be distributed to such class or series of preferred shares based on the number of preferred shares of the same class or series outstanding. Distributions will be made at such rates and on such dates as will be set forth in the applicable supplement to this prospectus.

Voting Rights

Unless otherwise indicated in the applicable supplement to this prospectus, holders of our preferred shares will not have any voting rights.

Liquidation Preference

Upon the voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before any distribution or payment shall be made to the holders of any common shares or any other class or series of shares ranking junior to the preferred shares in our distribution of assets upon any liquidation, dissolution or winding up, the holders of each series of preferred shares are entitled to receive, after payment or provision for payment of our debts and other liabilities, out of our assets legally available for distribution to shareholders, liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable supplement to this prospectus), plus an amount, if applicable, equal to all distributions accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such preferred shares do not have a cumulative distribution). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred shares will have no right or claim to any of our remaining assets. In the event that, upon any such of our voluntary or involuntary liquidation, dissolution or winding up, the legally available assets are insufficient to pay the amount of the liquidating distributions on all of our outstanding preferred shares and the corresponding amounts payable on all of our shares of other classes or series of equity security ranking on a parity with the preferred shares in the distribution of assets upon liquidation, dissolution or winding up, then the holders of our preferred shares and all other such classes or series of equity securities shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

If the liquidating distributions are made in full to all holders of preferred shares, our remaining assets shall be distributed among the holders of any other classes or series of equity security ranking junior to the preferred shares upon our liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares.

Conversion Rights

The terms and conditions, if any, upon which shares of any series of preferred shares are convertible into common shares will be set forth in the applicable supplement to this prospectus. Such terms will include the number of common shares into which the preferred shares are convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the preferred shares or at our option, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such preferred shares.

Redemption

If so provided in the applicable supplement to this prospectus, our preferred shares will be subject to mandatory redemption or redemption at our option, in whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such supplement to this prospectus.

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Registrar and Transfer Agent

The registrar and transfer agent for our preferred shares will be set forth in the applicable supplement to this prospectus.

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DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series under an indenture dated as of December 11, 2006, as supplemented by a first supplemental indenture dated as of December 11, 2006 between us and U.S. Bank, National Association, as trustee, or under a separate indenture that we will enter into with a trustee to be selected. The following section describes certain of the material terms and conditions of the debt securities we may issue. For a more detailed description of the terms of the debt securities, please refer to the applicable indenture that we will enter into for any debt securities we may issue from time to time, which will be incorporated by reference into this prospectus, and which we will describe in a prospectus supplement.

We have filed the indenture and the first supplemental indenture with U.S. Bank, National Association as an exhibit to the registration statement. You should read the indenture and any supplemental or separate indenture for additional information before you buy any debt securities.

General

The debt securities will be our direct obligations and may be either senior debt securities or subordinated debt securities. The debt securities may be secured or unsecured. The indenture will not limit the principal amount of debt securities that we may issue. We may issue debt securities in one or more series. The indenture will set forth the specific terms of each series of debt securities. The material terms of each series of debt securities will also be described in the applicable prospectus supplement. Each prospectus supplement and indenture incorporated by reference therein will describe:

•	the title of the debt securities and whether the debt securities are senior or subordinated debt securities;
•	whether or not the debt securities are secured, and if secured, a description of the collateral securing that series of debt securities;
•	any limit upon the aggregate principal amount of a series of debt securities that we may issue;
•	the date or dates on which principal of the debt securities will be payable and the amount of principal that will be payable;
•

the rate or rates (which may be fixed or variable) at which the debt securities will bear interest, if any, as well as the dates from which interest will accrue, the dates on which interest will be payable, the persons to whom interest will be payable (if other than the registered holders on the record date) and the record date for the interest payable on any payment date;

•	the currency or currencies in which principal, premium, if any, and interest, if any, will be paid;
•

the place or places where principal, premium, if any, and interest, if any, on the debt securities will be payable and where debt securities that are in registered form can be presented for registration of transfer or exchange;

•	any provisions regarding our right to prepay debt securities or of holders to require us to prepay debt securities;
•

the right, if any, of holders of the debt securities to convert them into common shares, preferred shares or other securities, including any provisions intended to prevent dilution of the conversion rights and any provisions limiting the exercise rights of the holders;

•	any provisions requiring or permitting us to make payments to a sinking fund that will be used to redeem debt securities or a purchase fund that will be used to purchase debt securities;

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•	any index or formula used to determine the required payments of principal, premium, if any, or interest, if any;
•	the percentage of the principal amount of the debt securities which is payable if maturity of the debt securities is accelerated because of a default;
•	any additional or modified events of default or covenants with respect to the debt securities;
•	whether we will be restricted from incurring any additional indebtedness or any other covenants with respect to a particular series of debt securities;
•	whether the debt securities will be guaranteed and, if so, on what terms;
•	the trustee, authenticating or paying agent, transfer agent or registrar; and
•	any other material terms of the debt securities.

The indenture may contain restrictions on our ability to repurchase our securities or financial covenants.

We may issue debt securities at a discount from their stated principal amount or original issue discount. A prospectus supplement may describe U.S. federal income tax considerations and other special considerations applicable to a debt security issued with original issue discount.

If the principal, premium, if any, or interest with regard to any series of debt securities is payable in a foreign currency, we will describe in the prospectus supplement relating to those debt securities any restrictions on currency conversions, U.S. federal income tax considerations or other material restrictions with respect to that issue of debt securities.

Form of Debt Securities

We may issue debt securities in certificated or uncertificated form, in registered form with or without coupons or in bearer form with coupons, if applicable. We may issue debt securities of a series in the form of one or more global certificates evidencing all or a portion of the aggregate principal amount of the debt securities of that series. We may deposit the global certificates with depositaries, and the certificates may be subject to restrictions upon transfer or upon exchange for debt securities in individually certificated form.

Events of Default and Remedies

An event of default with respect to each series of debt securities will include:

•	our default in the payment of the principal of or premium, if any, on any debt securities of such series;
•	our default in the payment of any interest due and payable on such series of debt securities and continuance of such default for the period of time set forth in the indenture;
•

our default for the period of time set forth in the indenture after notice by the trustee or the holders of the percentage set forth in the indenture in principal amount of the outstanding debt securities of that series in the observance or performance of any other covenants in the indenture;

•	our default on certain of our borrowings in an aggregate principal amount in excess of the amount set forth in the indenture causing the acceleration of that indebtedness; and
•	certain events involving our or our significant subsidiaries’ bankruptcy, insolvency or reorganization.

The indenture relating to particular series of debt securities may include other events of default with respect to any such series.

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The indenture may provide that the trustee may withhold notice to the holders of any series of debt securities of any default (except a default in payment of principal, premium, if any, or interest) if the trustee considers it to be in the interest of the holders of the series to do so.

The indenture may provide that if any event of default has occurred and is continuing, the trustee or the holders of not less than the percentage set forth in the indenture in principal amount of a series of debt securities then outstanding may declare the principal of and accrued interest, if any, on that series of debt securities to be due and payable immediately. However, if we cure all events of default (except the failure to pay principal, premium or interest that became due solely because of the acceleration) and certain other conditions are met, the holders of a majority in principal amount of the applicable series of debt securities may rescind and annul such declaration.

The holders of a majority of the outstanding principal amount of a series of debt securities may have the right to direct the time, method and place of conducting proceedings for any remedy available to the trustee, subject to certain limitations specified in the indenture.

The applicable prospectus supplement and the indenture incorporated by reference therein will describe any additional or modified events of default which apply to any series of debt securities.

Modification of the Indenture

We and the trustee may:

•

without the consent of holders of the outstanding debt securities, modify the indenture to cure errors or clarify ambiguities, add to our covenants and the events of default for the benefit of any particular series of debt securities; and

•

with the consent of the holders of not less than a majority in principal amount of a particular series of debt securities that are outstanding under the indenture, modify the indenture or the rights of the holders of such series of debt securities.

However, without the consent of the holder of each outstanding debt security affected thereby, we may not:

•

change the stated maturity of, the principal of, premium, if any, or installment of interest of any debt securities, reduce the rate or extend the time for payment of interest, if any, on any debt securities, reduce the principal amount of any debt securities or the premium, if any, on any debt securities, impair the right of a holder to institute suit for the payment of principal, premium, if any, or interest, if any, with regard to any debt securities on or after the stated maturity or change the currency in which any debt securities are payable; or

•	reduce the percentage of principal amount of debt securities the holders of which are required to consent to an amendment, supplement or waiver with respect to such series.

Governing Law

The indenture, any supplemental indenture and the debt securities issued thereunder will be governed by, and construed in accordance with, the laws of the State of New York.

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CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR DECLARATION OF TRUST AND BYLAWS

The following is a summary of provisions of Maryland law, our Declaration of Trust and our Bylaws.

Number of Trustees; Election of Trustees, Removal of Trustees, the Filling of Vacancies. Our Declaration of Trust provides that the board of trustees will consist of not less than two nor more than fifteen persons, and that the number of trustees will be set by the trustees then in office. Our board currently consists of seven trustees, each of whom serves until the next annual meeting of shareholders and until his successor is duly elected and qualified. Election of each trustee requires the approval of a plurality of the votes cast by the holders of common shares in person or by proxy at our annual meeting. The board of trustees has a nominating committee. Our Bylaws provide that the shareholders may, at any time, remove any trustee, with or without cause, by the affirmative vote of two-thirds of all the votes entitled to be cast on the matter and may elect by majority vote a successor to fill any resulting vacancy for the balance of the term of the removed trustee. Any vacancy (including a vacancy created by an increase in the number of trustees) will be filled, at any regular meeting or at any special meeting called for that purpose, by a majority of the trustees.

Limitation of Liability and Indemnification of Trustees and Officers. Our Bylaws and Declaration of Trust authorize us, to the extent permitted under Maryland law, to indemnify our trustees and officers in their capacity as such. Section 8-301(15) of the Maryland General Corporation Law (“MGCL”) permits a Maryland REIT to indemnify or advance expenses to trustees and officers to the same extent as is permitted for directors and officers of a Maryland corporation under the MGCL. The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our Declaration of Trust does not) to indemnify a director or officer who has been successful, on the merits or otherwise against reasonable expenses, in the defense of any proceeding to which he is made a party by reason of his service in that capacity, or in the defense of any claim, issue or matter in the proceeding. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation for a judgment of liability on the basis that the officer or director shall have been adjudged to be liable to us or that a personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and a written undertaking by such director or officer on his or her behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

Our Bylaws also permit us, subject to the approval of our board of trustees, to indemnify and advance expenses to any person who served as predecessor of ours in any of the capacities described above and to any employee or agent of us or a predecessor of us.

In addition to the above, we have purchased and maintain insurance on behalf of all of our trustees and executive officers against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability.

Control Share Acquisitions. The MGCL provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquirer, by officers or by directors who are employees of the corporation. “Control Shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to

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exercise voting power in electing directors within one of the following ranges of voting power: (i) one-tenth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. Control Shares do not include shares which the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition, and certain limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.

The foregoing does not apply to shares acquired in a merger, consolidation or share exchange, if the corporation is a party to the transaction, or to acquisitions approved or exempted by the Declaration of Trust or Bylaws of the corporation. Pursuant to the MGCL, we have opted out of the control share statute and, therefore, it is not applicable to acquisitions of our common shares.

Amendments to our Declaration of Trust. In general, the Declaration of Trust may be amended by the affirmative vote or written consent of the holders of not less than a majority of the common shares then outstanding and entitled to vote thereon. However, amendments with respect to certain provisions relating to the ownership requirements, reorganizations and certain mergers or consolidations or the sale of substantially all of our assets, require the affirmative vote or written consent of the holders of not less than two-thirds of the common shares then outstanding and entitled to vote thereon. Our trustees, by a two-thirds vote, may amend the provisions of the Declaration of Trust from time to time to effect any change deemed necessary by our trustees to allow us to qualify and continue to qualify as a REIT.

Termination of Operations or our REIT Status. The Declaration of Trust permits the termination and the discontinuation of our operations by the affirmative vote of the holders of not less than two-thirds of the outstanding shares entitled to vote at a meeting of shareholders called for that purpose. In addition, the Declaration of Trust permits the trustees to terminate our REIT status at any time.

Anti-Takeover Effect of Certain Provisions of Maryland Law and of the Declaration of Trust. The limitation on ownership of common shares set forth in our Declaration of Trust, as well as the provisions of the MGCL dealing with business combinations and control share acquisitions could have the effect of discouraging offers to acquire us or of hampering the consummation of a contemplated acquisition.

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MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes the material U.S. federal income tax considerations relating to the taxation of Acadia Reality Trust as a REIT and the ownership and disposition of Acadia common shares, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. The information in this section is based on the Code, current, temporary and proposed Treasury Regulations, the legislative history of the Code, current administrative interpretations and practices of the Internal Revenue Service (the “IRS”), including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS (except with respect to the taxpayer that received the ruling), and existing court decisions. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law. Any change could apply retroactively. It is possible that the IRS could challenge the statements in this discussion, which do not bind the IRS or the courts, and that a court could agree with the IRS.

Because this is a summary that is intended to address only certain U.S. federal income tax considerations relating to the ownership and disposition of our common shares that will apply to all holders, it may not contain all the information that may be important to you. As you review this discussion, you should keep in mind that:

•	the tax consequences to you may vary depending on your particular tax situation;
•

special rules that are not discussed below may apply to you if, for example, you are a broker-dealer, a trader in securities that has elected mark-to-market treatment, a U.S. expatriate, a trust, an estate, a regulated investment company, a financial institution, an insurance company, a U.S. person whose “functional currency” is not the United States dollar, a person holding our common shares as part of hedge, straddle, conversion, integrated or other risk-reduction transaction, a holder of our common shares through a partnership or similar pass-through entity, except to the extent discussed below, a tax-exempt organization or a non-U.S. person, or otherwise subject to special tax treatment under the Code;

•	this summary does not address state, local or non-U.S. tax considerations or, except to the extent discussed below, any alternative minimum tax considerations; and
•	this summary deals only with our common shares that are held as “capital assets,” within the meaning of Section 1221 of the Code.

You should review the following discussion and consult with your tax advisor to determine the effect of the acquisition, ownership and disposition our common shares on your individual tax situation, including any state, local or non-U.S. tax consequences.

This discussion is not intended or written to be legal or tax advice to any person and is not intended or written to be used, and it cannot be used, by any person for the purpose of avoiding U.S. federal tax penalties that may be imposed on such person. Each prospective investor should seek advice based on its particular circumstances from an independent tax advisor.

As used herein, the term “U.S. Holder” means any beneficial owner of our common shares that is, for U.S. federal income tax purposes, (i) a citizen or resident, within the meaning of Section 7701(b) of the Code, of the United States, (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source or (iv) a trust, if the administration of the trust is subject to the primary supervision of a U.S. court and one or more U.S. persons have the authority to control all substantial decisions of the trust, or a trust that has made a valid election to be treated as a U.S. person pursuant to applicable Treasury Regulations.

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As used herein, the term “Non-U.S. Holder” means a beneficial owner of our common that is not a U.S. Holder or partnership. For purposes of this section, “Holder” means either a U.S. Holder or a “Non-U.S. Holder” or both.

In the case of an entity treated as a partnership for U.S. federal income tax purposes that is a beneficial owner of our common shares, the treatment of its partners generally will depend upon the status of the partner and the activities of the partnership. A beneficial owner that is a partnership or a partner in such partnership should consult their tax advisors about the U.S. federal income tax consequences of acquiring, holding and disposing of our common shares.

Taxation of Acadia Realty Trust as a REIT

General

We elected to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with our taxable year ended December 31, 1993. We believe that we have been organized, and have operated, in such a manner so as to qualify for taxation as a REIT under the Code and intend to conduct our operations so as to continue to qualify for taxation as a REIT. No assurance, however, can be given that we have operated in a manner so as to qualify or will be able to operate in such a manner so as to remain qualified as a REIT. Qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual operating results, the required distribution levels, diversity of share ownership and the various qualification tests imposed under the Code discussed below, the results of which will not be reviewed by counsel. Given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given that the actual results of our operations for any one taxable year have satisfied or will continue to satisfy such requirements.

In the opinion of Paul, Hastings, Janofsky & Walker LLP, based on certain assumptions and our factual representations that are described in this section and in an officer’s certificate, commencing with our taxable year ended December 31, 1999, we have been organized and operated in conformity with the requirements for qualification as a REIT and our current and proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT. It must be emphasized that this opinion is based on various assumptions and is conditioned upon certain representations made by us as to factual matters including, but not limited to, those set forth herein, and those concerning our business and properties as set forth in this prospectus. An opinion of counsel is not binding on the IRS or the courts.

The following is a general summary of the Code provisions that govern the federal income tax treatment of a REIT and its shareholders. These provisions of the Code are highly technical and complex. This summary is qualified in its entirety by the applicable Code provisions, Treasury Regulations and administrative and judicial interpretations thereof, all of which are subject to change prospectively or retroactively.

If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on our REIT taxable income that is currently distributed to shareholders. This treatment substantially eliminates the “double taxation” (at the corporate and shareholder levels) that generally results from investment in a corporation. However, we will be subject to federal income tax as follows:

•	we will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains.
•	under certain circumstances, we may be subject to the “alternative minimum tax” on our items of tax preference and alternative minimum tax adjustments.
•

if we have (a) net income from the sale or other disposition of “foreclosure property,” which is, in general, property acquired on foreclosure or otherwise on default on a loan secured by such real property or a lease of such property, which is held primarily for sale to customers in the ordinary

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course of business or (b) other nonqualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on such income.

•

if we have net income from “prohibited transactions,” such income will be subject to a 100% tax. Prohibited transactions are, in general, certain sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than foreclosure property.

•

if we should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but nonetheless maintain our qualification as a REIT because certain other requirements have been met, we will be subject to a 100% tax on an amount equal to (a) the gross income attributable to the greater of (1) the amount by which we fail the 75% gross income test or (2) the amount by which 95% (90% for taxable years beginning on or before October 22, 2004) of our gross income exceeds the amount of income qualifying under the 95% gross income test multiplied, in each case, by (b) a fraction intended to reflect our profitability.

•

if we should fail to satisfy the asset tests (as discussed below) but nonetheless maintain our qualification as a REIT because certain other requirements have been met, we may be subject to a tax that would be the greater of (a) $50,000; or (b) an amount determined by multiplying the highest rate of tax for corporations by the net income generated by the nonqualifying assets for the period beginning on the first date of the failure and ending on the day we dispose of the assets (or otherwise satisfy the requirements for maintaining REIT qualification).

•

if we should fail to satisfy one or more requirements for REIT qualification, other than the 95% and 75% gross income tests and other than the asset tests, but nonetheless maintain our qualification as a REIT because certain other requirements have been met, we may be subject to a $50,000 penalty for each failure.

•

if we should fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods, we would be subject to a 4% nondeductible excise tax on the excess of such required distribution over the amounts actually distributed.

•

assuming we do not elect to instead be taxed at the time of the acquisition, if we acquire any asset from a corporation which is or has been a C corporation (i.e., a corporation generally subject to full corporate level tax) in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation, we would be subject to tax at the highest corporate rate if we dispose of such asset during the 10-year period beginning on the date that we acquired that asset, to the extent of such property’s “built-in gain” (the excess of the fair market value of such property at the time of our acquisition over the adjusted basis of such property at such time). We refer to this tax as the “Built-In Gains Tax.” The results described in this paragraph with respect to the Built-In Gains Tax assume that certain elections specified in applicable Treasury Regulations are either made or forgone, by us or by the entity from which the assets are acquired, in each case, depending on the date such acquisition occurred.

•	we will incur a 100% excise tax on transactions with a taxable REIT subsidiary that are not conducted on an arm’s-length basis.

Requirements for Qualification

A REIT is a corporation, trust or association (1) that is managed by one or more trustees or directors, (2) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest, (3) that would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code, (4) that is neither a financial institution nor an insurance company subject to certain provisions of the Code, (5) that has the calendar year as its taxable year, (6) the beneficial ownership of which is held by 100 or more persons, (7) during

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the last half of each taxable year (after the first REIT taxable year) not more than 50% in value of the outstanding shares of which is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities and subject to certain attribution rules) (the “5/50 Rule”), and (8) that meets certain other tests, described below, regarding the nature of its income and assets. The Code provides that conditions (1) through (5), inclusive, must be met during the entire taxable year and that condition (6) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months (other than the first year of a REIT).

We may redeem, at our option, a sufficient number of shares or restrict the transfer thereof to bring or maintain the ownership of the shares in conformity with the requirements of the Code. In addition, our Declaration of Trust includes restrictions regarding the transfer of our shares that are intended to assist us in continuing to satisfy requirements (6) and (7). Moreover, if we comply with regulatory rules pursuant to which we are required to send annual letters to our shareholders requesting information regarding the actual ownership of our shares, and we do not know, or exercising reasonable diligence would not have known, whether we failed to meet requirement (7) above, we will be treated as having met the requirement. See “Description of Shares of Beneficial Interest—Restrictions on Ownership and Transfer” in this prospectus.

The Code allows a REIT to own wholly-owned subsidiaries which are “qualified REIT subsidiaries.” The Code provides that a qualified REIT subsidiary is not treated as a separate corporation, and all of its assets, liabilities and items of income, deduction and credit are treated as assets, liabilities and items of income, deduction and credit of the REIT. Thus, in applying the requirements described herein, our qualified REIT subsidiaries will be ignored, and all assets, liabilities and items of income, deduction and credit of such subsidiaries will be treated as our assets, liabilities and items of income, deduction and credit. Our qualified

REIT subsidiaries will not be subject to federal corporate income taxation but may be subject to state and local taxation.

A REIT may also hold any direct or indirect interest in a corporation that qualifies as a “taxable REIT subsidiary,” as long as the REIT’s aggregate holdings of taxable REIT subsidiary securities do not exceed 20% of the value of the REIT’s total assets. A taxable REIT subsidiary is a fully taxable corporation that generally is permitted to engage in businesses, own assets, and earn income that, if engaged in, owned, or earned by the REIT, might jeopardize REIT status or result in the imposition of penalty taxes on the REIT. To qualify as a taxable REIT subsidiary, the subsidiary and the REIT must make a joint election to treat the subsidiary as a taxable REIT subsidiary. A taxable REIT subsidiary also includes any corporation (other than a REIT) in which a taxable REIT subsidiary directly or indirectly owns more than 35% of the total voting power or value. See “—Asset Tests” below. A taxable REIT subsidiary will pay tax at regular corporate income rates on any taxable income it earns. Moreover, the Code contains rules, including rules requiring the imposition of taxes on a REIT at the rate of 100% on certain reallocated income and expenses, to ensure that contractual arrangements between a taxable REIT subsidiary and its parent REIT are at arm’s-length.

In the case of a REIT which is a partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of each of the assets of the partnership based on our interest in partnership capital, subject to special rules relating to the 10% value test described below under “—Asset Tests.” Also, we will be deemed to be entitled to our proportionate share of the income of the partnership. In addition, the character of the assets and items of gross income of the partnership will retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income and assets tests (as discussed below). Thus, our proportionate share of the assets, liabilities, and items of gross income of the partnerships in which we own an interest are treated as our assets, liabilities and items of gross income for purposes of applying the requirements described herein. The treatment described above also applies with respect to the ownership of interests in limited liability companies or other entities that are treated as partnerships for tax purposes.

Income Tests

In order to maintain qualification as a REIT, we must satisfy annually certain gross income requirements. First, at least 75% of our gross income (excluding gross income from prohibited transactions) for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property

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(including “rents from real property” and, in certain circumstances, interest) or from certain types of qualified temporary investments. Second, at least 95% of our gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property investments described above, dividends, interest and gain from the sale or disposition of stock or securities and certain other specified sources. For taxable years beginning on or after October 23, 2004, income from certain hedging transactions that are clearly and timely identified and that hedge indebtedness incurred or to be incurred to acquire or carry real estate assets will not constitute gross income (rather than being treated as qualifying or nonqualifying income) for purposes of the 95% gross income test.

Rents received by us will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if the following conditions are met:

•

First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of receipts or sales.

•

Second, the Code provides that rents received from a tenant generally will not qualify as “rents from real property” in satisfying the gross income tests if we, or an owner of 10% or more of our shares, actually or constructively own 10% or more of such tenant.

•

Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as “rents from real property.”

•

Finally, in order for rents received to qualify as “rents from real property,” we generally must not operate or manage the property (subject to a de minimis exception as described below) or furnish or render services to the tenants of such property, other than through an independent contractor from whom we derive no revenue or through a taxable REIT subsidiary. We may, however, directly perform certain services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property (“Permissible Services”).

Rents received generally will qualify as rents from real property notwithstanding the fact that we provide services that are not Permissible Services so long as the amount received for such services meets a de minimis standard. The amount received for “impermissible services” with respect to a property (or, if services are available only to certain tenants, possibly with respect to such tenants) cannot exceed one percent of all amounts received, directly or indirectly, by us with respect to such property (or, if services are available only to certain tenants, possibly with respect to such tenants). The amount that we will be deemed to have received for performing “impermissible services” will be the greater of the actual amounts so received or 150% of the direct cost to us of providing those services.

We believe that substantially all of our rental income will be qualifying income under the gross income tests, and that our provision of services will not cause the rental income to fail to be qualifying income under those tests.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for such year if such failure was due to reasonable cause and not willful neglect and we disclosed the nature and amounts of our items of gross income in a schedule attached to our federal income tax return for such year (and for taxable years beginning on or before October 22, 2004, such schedule is filed in accordance with Treasury Regulations to be issued and any incorrect information on the schedule was not due to fraud with intent to evade tax). It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of this relief provision. Even if this relief provision applied, a 100% penalty tax would be imposed on the greater of (1) the amount by which we fail the 75% gross income test or (2) the amount by which 95% (90% for taxable years beginning on or before October 22, 2004) of our gross income exceeds the amount of income qualifying under the 95% gross income test multiplied, in each case, by a fraction intended to reflect our profitability. An additional relief provision may apply for failure to comply with the requirements for qualification

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as a REIT (other than failures related to the 75% or 95% gross income tests and the asset tests) if such failures are due to reasonable cause and not willful neglect and we pay penalty tax of $50,000 for each such failure to the IRS with our tax return.

Subject to certain safe harbor exceptions, any gain realized by us on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income may also have an adverse effect upon our ability to satisfy the income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. We intend to hold our properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning our properties and to make occasional sales of the properties consistent with our investment objectives. We do not intend to enter into any sales that are prohibited transactions. However, the IRS may contend that one or more of these sales is subject to the 100% penalty tax.

Asset Tests

At the close of each quarter of our taxable year, we must also satisfy the following tests relating to the nature of our assets. At least 75% of the value of our total assets must be represented by real estate assets, including (1) our allocable share of real estate assets held by partnerships in which we own an interest or held by our qualified REIT subsidiaries and (2) stock or debt instruments held for not more than one year purchased with the proceeds of an offering of equity securities or a long-term (at least five years) public debt offering by us, cash, cash items and government securities. In addition, not more than 25% of our total assets may be represented by securities other than those in the 75% asset class. Not more than 20% of the value of our total assets may be represented by securities of one or more taxable REIT subsidiaries (as defined above under “—Requirements for Qualification”). Except for investments included in the 75% asset class, securities in a taxable REIT subsidiary or qualified REIT subsidiary and certain partnership interests and debt obligations, (1) not more than 5% of the value of our total assets may be represented by securities of any one issuer (the “5% value test”), (2) we may not hold securities that possess more than 10% of the total voting power of the outstanding securities of a single issuer (the “10% vote test”) and (3) we may not hold securities that have a value of more than 10% of the total value of the outstanding securities of any one issuer (the “10% value test”). The following assets are not treated as “securities” held by us for purposes of the 10% value test: (i) “straight debt” meeting certain requirements, unless we hold (either directly or through our “controlled” taxable REIT subsidiaries) certain other securities of the same corporate or partnership issuer that have an aggregate value greater than 1% of such issuer’s outstanding securities; (ii) loans to individuals or estates; (iii) certain rental agreements calling for deferred rents or increasing rents that are subject to Section 467 of the Code, other than with certain related persons; (iv) obligations to pay us amounts qualifying as “rents from real property” under the 75% and 95% gross income tests; (v) certain securities issued by certain governmental entities; and (vi) securities issued by another qualifying REIT. In addition, any debt instrument issued by a partnership will not be treated as a “security” under the 10% value test if at least 75% of the partnership’s gross income (excluding gross income from prohibited transactions) is derived from sources meeting the requirements of the 75% gross income test. If the partnership fails to meet the 75% gross income test, then the debt instrument issued by the partnership nevertheless will not be treated as a “security” to the extent of our interest as a partner in the partnership. Also, in determining our allocable share of any securities owned by the partnership, our share of the assets of the partnership, solely for purposes of applying the 10% value test in taxable years beginning on or after January 1, 2005, will correspond not only to our interest as a partner in the partnership but also to our proportionate interest in certain debt securities issued by the partnership.

We believe that substantially all of our assets consist of (1) real properties, (2) stock or debt investments that earn qualified temporary investment income, (3) other qualified real estate assets, and (4) cash, cash items and government securities. We may also invest in securities of other entities, provided that such investments will not prevent us from satisfying the asset and income tests for REIT qualification set forth above.

After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we inadvertently fail one or more of the asset tests at the end of a calendar quarter because we acquire securities or other property during the quarter, we can cure this failure by disposing of sufficient non-qualifying assets within 30 days

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after the close of the calendar quarter in which it arose. If we were to fail any of the asset tests at the end of any quarter without curing such failure within 30 days after the end of such quarter, we would fail to qualify as a REIT, unless we were to qualify under certain recently enacted relief provisions. Under one of these relief provisions, if we were to fail the 5% value test, the 10% vote test or the 10% value test, we nevertheless would continue to qualify as a REIT if the failure was due to the ownership of assets having a total value not exceeding the lesser of 1% of our assets at the end of the relevant quarter or $10,000,000, and we were to dispose of such assets (or otherwise meet such asset tests) within six months after the end of the quarter in which the failure was identified. If we were to fail to meet any of the REIT asset tests for a particular quarter, but we did not qualify for the relief for de minimis failures that is described in the preceding sentence, then we would be deemed to have satisfied the relevant asset test if: (i) following our identification of the failure, we were to file a schedule with a description of each asset that caused the failure; (ii) the failure was due to reasonable cause and not due to willful neglect; (iii) we were to dispose of the non-qualifying asset (or otherwise meet the relevant asset test) within six months after the last day of the quarter in which the failure was identified, and (iv) we were to pay a penalty tax equal to the greater of $50,000, or the highest corporate tax rate multiplied by the net income generated by the non-qualifying asset during the period beginning on the first date of the failure and ending on the date we dispose of the asset (or otherwise cure the asset test failure). These relief provisions will be available to us in our taxable years beginning on or after January 1, 2005, although it is not possible to predict whether in all circumstances we would be entitled to the benefit of these relief provisions.

Although we expect to satisfy the asset tests described above and plan to take steps to ensure that we satisfy such tests for any quarter with respect to which retesting is to occur, there can be no assurance that we will always be successful or will not require a reduction in our overall interest in an issuer (including in a taxable REIT subsidiary). If we fail to cure any noncompliance with the asset tests in a timely manner and the relief provisions described above do not apply, we would cease to qualify as a REIT.

Annual Distribution Requirement

With respect to each taxable year, we must distribute to our shareholders as dividends (other than capital gain dividends) at least 90% of our taxable income. Specifically, we must distribute an amount equal to (1) 90% of the sum of our “REIT taxable income” (determined without regard to the deduction for dividends paid and by excluding any net capital gain) and any after-tax net income from foreclosure property, minus (2) the excess of the sum of certain items of “excess noncash income” such as income attributable to leveled stepped rents, cancellation of indebtedness and original issue discount over 5% of our “REIT taxable income.” REIT taxable income is generally computed in the same manner as taxable income of ordinary corporations, with several adjustments, such as a deduction allowed for dividends paid, but not for dividends received.

We will be subject to tax on amounts not distributed at regular U.S. federal corporate income tax rates. In addition, a 4% nondeductible excise tax is imposed on the excess of (1) 85% of our ordinary income for the year plus 95% of capital gain net income for the year and the undistributed portion of the required distribution for the prior year over (2) the actual distribution to shareholders during the year (if any). Net operating losses generated by us may be carried forward (but not carried back) and used by us for 15 years (or 20 years in the case of net operating losses generated in our tax years commencing on or after January 1, 1998) to reduce REIT taxable income and the amount that we will be required to distribute in order to remain qualified as a REIT. As a REIT, our net capital losses may be carried forward for five years (but not carried back) and used to reduce capital gains.

In general, a distribution must be made during the taxable year to which it relates to satisfy the distribution test and to be deducted in computing REIT taxable income. However, we may elect to treat a dividend declared and paid after the end of the year (a “subsequent declared dividend”) as paid during such year for purposes of complying with the distribution test and computing REIT taxable income, if the dividend is (1) declared before the regular or extended due date of our tax return for such year and (2) paid not later than the date of the first regular dividend payment made after the declaration, but in no case later than 12 months after the end of the year. For purposes of computing the 4% nondeductible excise tax, a subsequent declared dividend is considered paid when actually distributed. Furthermore, any dividend that is declared by us in October, November or December of a calendar year, and payable to shareholders of record as of a specified date in such quarter of such year will be deemed to have been

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paid by us (and received by shareholders) on December 31 of such calendar year, but only if such dividend is actually paid by us in January of the following calendar year.

For purposes of complying with the distribution test for a taxable year as a result of an adjustment in certain of our items of income, gain or deduction by the IRS, we may be permitted to remedy such failure by paying a “deficiency dividend” in a later year together with interest and a penalty. Such deficiency dividend may be included in our deduction of dividends paid for the earlier year for purposes of satisfying the distribution test. For purposes of the 4% excise tax, the deficiency dividend is taken into account when paid, and any income giving rise to the deficiency adjustment is treated as arising when the deficiency dividend is paid.

We believe that we have distributed and intend to continue to distribute to our shareholders in a timely manner such amounts sufficient to satisfy the annual distribution requirements. However, it is possible that timing differences between the accrual of income and its actual collection, and the need to make non-deductible expenditures (such as capital improvements or principal payments on debt) may cause us to recognize taxable income in excess of our net cash receipts, thus increasing the difficulty of compliance with the distribution requirement. In order to meet the distribution requirement, we might find it necessary to arrange for short-term, or possibly long-term, borrowings.

Failure to Qualify

As described above, commencing with our taxable year beginning January 1, 2005, if we were to fail to satisfy one or more requirements for REIT qualification, other than an asset or income test violation of a type for which relief is otherwise available as described above, we would retain our REIT qualification if the failure was due to reasonable cause and not willful neglect, and if we were to pay a penalty of $50,000 for each such failure. It is not possible to predict whether in all circumstances we would be entitled to the benefit of this relief provision.

If we fail to qualify as a REIT for any taxable year, and if certain relief provisions of the Code do not apply, we would be subject to federal income tax (including applicable alternative minimum tax) on our taxable income at regular corporate rates. Distributions to shareholders in any year in which we fail to qualify will not be deductible by us nor will they be required to be made. As a result, our failure to qualify as a REIT would reduce the cash available for distribution by us to our shareholders. In addition, if we fail to qualify as a REIT, all distributions to shareholders will be taxable as ordinary income, to the extent of our current and accumulated earnings and profits, which may be eligible for long-term capital gains rates with respect to domestic non-corporate shareholders if certain holding periods are met and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends-received deduction.

If our failure to qualify as a REIT is not due to reasonable cause but results from willful neglect, we would not be permitted to elect REIT status for the four taxable years after the taxable year for which such disqualification is effective. In the event we were to fail to qualify as a REIT in one year and subsequently requalify in a later year, we might be required to recognize taxable income based on the net appreciation in value of our assets as a condition to requalification. In the alternative, we may be taxed on the net appreciation in value of our assets if we sell properties within ten years of the date we requalify as a REIT under federal income tax laws.

Taxation of Taxable U.S. Holders

As long as we qualify as a REIT, distributions made to our U.S. Holders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by them as ordinary income and corporate shareholders will not be eligible for the dividends-received deduction as to such amounts.

Certain “qualified dividend income” received by domestic non-corporate shareholders in taxable years prior to December 31, 2010, is subject to tax at the same tax rates as long-term capital gain. Dividends paid by a REIT generally would not qualify as “qualified dividend income” because a REIT is not generally subject to federal income tax on the portion of its REIT taxable income distributed to its shareholders, and therefore, will continue to be subject to tax at ordinary income rates, subject to two narrow exceptions. Under the first exception, dividends received from a REIT may be treated as “qualified dividend income” eligible for the reduced tax rates to the extent

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that the REIT itself has received qualified dividend income from other corporations (such as taxable REIT subsidiaries) in which the REIT has invested. Under the second exception, dividends paid by a REIT in a taxable year may be treated as qualified dividend income in an amount equal to the sum of (i) the excess of the REIT’s “REIT taxable income” for the preceding taxable year over the corporate-level federal income tax payable by the REIT for such preceding taxable year and (ii) the excess of the REIT’s income that was subject to the Built-In Gains Tax (as described above) in the preceding taxable year over the tax payable by the REIT on such income for such preceding taxable year. We do not expect to distribute a material amount of qualified dividend income, if any.

Distributions that are properly designated as capital gain dividends will be taxed as gains from the sale or exchange of a capital asset held for more than one year (to the extent they do not exceed our actual net capital gain for the taxable year) without regard to the period for which the shareholder has held its shares. However, corporate shareholders are taxed on capital gain dividends at the same federal income tax rate as ordinary income under the Code.

Distributions in excess of our current and accumulated earnings and profits will constitute a non-taxable return of capital to a shareholder to the extent that such distributions do not exceed the adjusted basis of the U.S. Holder’s shares, and will result in a corresponding reduction in the U.S. Holder’s basis in the shares. Any reduction in a Holder’s tax basis for its shares will increase the amount of taxable gain or decrease the deductible loss that will be realized upon the eventual disposition of the shares. We will notify U.S. Holders at the end of each year as to the portions of the distributions which constitute ordinary income, capital gain or a return of capital. Any portion of such distributions that exceeds the adjusted basis of a U.S. Holder’s shares will be taxed as capital gain from the disposition of shares, provided that the shares are held as capital assets in the hands of the U.S. Holder.

Aside from the different income tax rates applicable to ordinary income and capital gain dividends for non-corporate taxpayers, regular and capital gain dividends from us will be treated as dividend income for most other federal income tax purposes. In particular, such dividends will be treated as “portfolio” income for purposes of the passive activity loss limitation and U.S. Holders generally will not be able to offset any “passive losses” against such dividends. Capital gains dividends and qualified dividend income may be treated as investment income for purposes of the investment interest limitation contained in Section 163(d) of the Code, which limits the deductibility of interest expense incurred by non-corporate taxpayers with respect to indebtedness attributable to certain investment assets.

In general, dividends paid by us will be taxable to U.S. Holders in the year in which they are received, except in the case of dividends declared at the end of the year, but paid in the following January, as discussed above.

We will be treated as having sufficient earnings and profits to treat as a dividend any distribution we pay up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed above. Moreover, any “deficiency dividend” will be treated as an ordinary or capital gain dividend, as the case may be, regardless of our earning and profits. As a result, U.S. Holders may be required to treat certain distributions that would otherwise result in a tax-free return of capital as taxable dividends.

In general, a domestic shareholder will realize capital gain or loss (except as described above) on the disposition of shares equal to the difference between (1) the amount of cash and the fair market value of any property received on such disposition and (2) the shareholder’s adjusted basis of such shares. Such gain or loss will generally be short-term capital gain or loss if the shareholder has not held such shares for more than one year and will be long-term capital gain or loss if such shares have been held for more than one year. Loss upon the sale or exchange of shares by a shareholder who has held such shares for six months or less (after applying certain holding period rules) will be treated as long-term capital loss to the extent of distributions from us required to be treated by such U.S. Holder as long-term capital gains.

We may elect to retain and pay income tax on net long-term capital gains. If we make such an election, you, as a holder of shares, will (1) include in your income as long-term capital gains your proportionate share of such undistributed capital gains; (2) be deemed to have paid your proportionate share of the tax paid by us on such undistributed capital gains and thereby receive a credit or refund for such amount and (3) in the case of U.S. Holder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated by the IRS. As a holder of shares you will increase the basis in your shares

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by the difference between the amount of capital gain included in your income and the amount of tax you are deemed to have paid. Our earnings and profits will be adjusted appropriately.

Taxation of Non-U.S. Holders

The following discussion is only a summary of the rules governing U.S. federal income taxation of Non-U.S. Holders. Prospective Non-U.S. Holders should consult their own tax advisors to determine the impact of federal, state and local income tax laws with regard to an investment in shares, including any reporting requirements.

Distributions that are not attributable to gain from sales or exchanges by us of United States real property interests and not designated by us as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the distribution or such lower rate as may be specified by an applicable income tax treaty unless the distributions are treated as effectively connected with the conduct by the Non-U.S. Holder of a U.S. trade or business. Certain tax treaties limit the extent to which dividends paid by a REIT can qualify for a reduction of the withholding tax on dividends. Certain certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exemption. Dividends that are treated as effectively connected with a U.S. trade or business will be subject to tax on a net basis at graduated rates, in the same manner as dividends paid to U.S. Holders are subject to tax, and are generally not subject to withholding. Any such dividends received by a Non-U.S. Holder that is a corporation may also be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

We expect to withhold United States income tax at the rate of 30% on any distributions made to a Non-U.S. Holder unless (1) a lower treaty rate applies and the Non-U.S. Holder files with us an IRS Form W-8BEN evidencing eligibility for that reduced treaty rate or (2) the Non-U.S. Holder files an IRS form W-8ECI with us claiming that the distribution is income effectively connected with the Non-U.S. Holder’s trade or business.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to a Non-U.S. Holder to the extent that they do not exceed the adjusted basis of the Holder’s shares, but rather will reduce the adjusted basis of such shares. To the extent that such distributions exceed the adjusted basis of a Non-U.S. Holder’s shares, they will give rise to tax liability if the Non-U.S. Holder would otherwise be subject to tax on any gain from the sale or disposition of his shares, as described below. For withholding tax purposes, we are generally required to treat all distributions as if made out of our current or accumulated earnings and profits. In addition, we may be required to withhold at least 10% of any distribution in excess of our current and accumulated earnings and profits, even if a lower treaty rate applies or the Non-U.S. Holder is not liable for tax on the receipt of that distribution. However, the Non-U.S. Holder may seek from the IRS a refund of such amounts from the IRS if it is subsequently determined that such distribution was, in fact, in excess of our current or accumulated earnings and profits, and the amount withheld exceeded the Non-U.S. Holder’s United States tax liability, if any, with respect to the distribution.

Distributions to a Non-U.S. Holder that are properly designated by us at the time of the distribution as capital gain dividends, other than those arising from the disposition of a United States real property interest, generally should not be subject to U.S. federal income taxation unless:

•

the investment in our common shares is treated as effectively connected with the Non-U.S. Holder’s trade or business, in which case the Non-U.S. Holder will be subject to the same treatment as U.S. Holders with respect to any gain, except that a Holder that is a foreign corporation also may be subject to a 30% branch profits tax, as discussed above; or

•

the Non-U.S. Holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains.

For any year in which we qualify as a REIT, distributions that are attributable to gain from sales or exchanges by us of United States real property interests will be taxed to a Non-U.S. Holder under the provisions of

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FIRPTA. Under FIRPTA, a Non-U.S. Holder is taxed as if such gain were effectively connected with a U.S. trade or business. Non-U.S. Holders would thus be taxed at the normal capital gain rates applicable to U.S. shareholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals). Also, distributions subject to FIRPTA may be subject to a 30% branch profits tax in the hands of a corporate Non-U.S. Holder not entitled to treaty relief or exemption. We are required by applicable regulations to withhold 35% of any distribution that could be designated by us as a capital gains dividend regardless of the amount actually designated as a capital gain dividend. This amount is creditable against the Non-U.S. Holder’s FIRPTA tax liability.

For taxable years beginning after October 22, 2004, the rules described in the preceding paragraph generally do not apply to capital gain dividends received with respect to a class of our shares that is regularly traded on an established securities market located in the United States if the Non-U.S. Holder does not own more than five percent (5%) of such class at any time during the one-year period preceding the date of the distribution. In that case, such capital gain dividends will be treated and taxed as REIT ordinary dividends (that is not taxed as capital gain) as described above.

Gain recognized by a Non-U.S. Holder upon a sale of shares generally will not be taxed under FIRPTA if we are a “domestically controlled REIT,” which generally includes a REIT in which at all times during a specified testing period less than 50% in value of the shares was held directly or indirectly by foreign persons. It is anticipated that we will continue to be a “domestically controlled REIT.” Therefore, the sale of our shares will not be subject to taxation under FIRPTA. However, because our common shares are publicly traded, no assurance can be given that we will continue to qualify as a “domestically controlled REIT.” In addition, a Non-U.S. Holder that owns, actually or constructively, 5% or less of a class of our shares through a specified testing period will not recognize taxable gain on the sale of its shares under FIRPTA if the shares are regularly traded on an established securities market. If the gain on the sale of shares were to be subject to taxation under FIRPTA, the Non-U.S. Holder would be subject to the same treatment as U.S. shareholders with respect to such gain (subject to applicable alternative minimum tax, special alternative minimum tax in the case of nonresident alien individuals and possible application of the 30% branch profits tax in the case of foreign corporations) and the purchaser would be required to withhold and remit to the IRS 10% of the purchase price. Gain not subject to FIRPTA will be taxable to a Non-U.S. Holder if (1) investment in the shares is effectively connected with the Non-U.S. Holder’s United States trade or business, in which case the Non-U.S. Holder will be subject to the same treatment as U.S. shareholders with respect to such gain, or (2) the Non-U.S. Holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and such nonresident alien individual has a “tax home” in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.

Taxation of Tax-Exempt Shareholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts (“Exempt Organizations”), generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income (“UBTI”). While investments in real estate may generate UBTI, the IRS has issued a published ruling to the effect that dividend distributions by a REIT to an exempt employee pension trust do not constitute UBTI, provided that the shares of the REIT are not debt financed, as discussed below, and not otherwise used in an unrelated trade or business of the exempt employee pension trust. Based on that ruling and on our intention to invest our assets in a manner that will avoid the recognition of UBTI, amounts distributed by us to Exempt Organizations generally should not constitute UBTI. However, if an Exempt Organization finances its acquisition of our shares with debt, a portion of its income from us, if any, will constitute UBTI pursuant to the “debt-financed property” rules under the Code. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under specified provisions of the Code are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI.

In addition, a pension trust that owns more than 10% of our shares is required to treat a percentage of the dividends from us as UBTI (the “UBTI Percentage”) in certain circumstances. The UBTI Percentage is our gross income derived from an unrelated trade or business (determined as if we were a pension trust) divided by our total gross income for the year in which the dividends are paid. The UBTI rule applies only if (i) the UBTI Percentage is at least 5%, (ii) we qualify as a REIT by reason of the modification of the 5/50 Rule that allows the beneficiaries of

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the pension trust to be treated as holding our shares in proportion to their actuarial interests in the pension trust, and (iii) either (A) one pension trust owns more than 25% of the value of our shares or (B) a group of pension trusts individually holding more than 10% of the value of our capital shares collectively owns more than 50% of the value of our capital shares.

Information Reporting and Backup Withholding Tax Applicable to Holders of Common Shares

U.S. Holders

We will report to U.S. Holders and the IRS the amount of dividends paid during each calendar year, and the amount of tax withheld, if any, with respect thereto. Under the backup withholding rules, a U.S. Holder may be subject to backup withholding, currently at a rate of 28%, with respect to dividends paid unless such holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with the applicable requirements of the backup withholding rules. A U.S. Holder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Amounts withheld as backup withholding will be creditable against the shareholder’s income tax liability if proper documentation is supplied. In addition, we may be required to withhold a portion of capital gain distributions made to any shareholders who fail to certify their non-foreign status to us.

Non-U.S. Holders

Generally, we must report annually to the IRS the amount of dividends paid to a Non-U.S. Holder, such holder’s name and address, and the amount of tax withheld, if any. A similar report is sent to the Non-U.S. Holder. Pursuant to tax treaties or other agreements, the IRS may make its reports available to tax authorities in the Non-U.S. Holder ’s country of residence. Payments of dividends or of proceeds from the disposition of stock made to a Non-U.S. Holder may be subject to information reporting and backup withholding unless such holder establishes an exemption, for example, by properly certifying its non-United States status on an IRS Form W-8BEN or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we have or our paying agent has actual knowledge, or reason to know, that a Non-U.S. Holder is a United States person.

Backup withholding is not an additional tax. Rather, the United States income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may be obtained, provided that the required information is furnished to the IRS.

Other Tax Considerations

Entity Classification

A significant number of our investments are held through partnerships. If any such partnerships were treated as an association, the entity would be taxable as a corporation and therefore would be subject to an entity level tax on its income. In such a situation, the character of our assets and items of gross income would change and might preclude us from qualifying as a REIT.

We believe that each partnership in which we hold a material interest (either directly or indirectly) is properly treated as a partnership for tax purposes (and not as an association taxable as a corporation).

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Tax Allocations with Respect to the Properties

We have acquired properties from sellers who contributed the properties to one of our partnerships in exchange for an interest in the partnership. When property is contributed to a partnership in exchange for an interest in the partnership, the partnership generally takes a carryover basis in that property for tax purposes equal to the adjusted basis of the contributing partner in the property, rather than a basis equal to the fair market value of the property at the time of contribution (this difference is referred to as “Book-Tax Difference”). Special rules under Section 704(c) of the Code and the Treasury Regulations thereunder require special allocations of income, gain, loss and deduction with respect to contributed property, which tend to eliminate the Book-Tax Difference over the depreciable lives of such property, but which may not always entirely eliminate the Book-Tax Difference on an annual basis or with respect to a specific taxable transaction such as a sale. Thus, the carryover basis of the contributed properties in the hands of the partnership could cause us (i) to be allocated lower amounts of depreciation and other deductions for tax purposes than would be allocated to us if all properties were to have a tax basis equal to their fair market value at the time the properties were contributed to the partnership, and (ii) possibly to be allocated taxable gain in the event of a sale of such contributed properties in excess of the economic or book income allocated to us as a result of such sale.

Treasury Circular 230 Disclosure

The preceding discussion of material U.S. federal income tax consequences and any other discussion in this prospectus of the tax consequences or tax risks of an investment in our common shares (collectively, written discussion) is not intended or written to be used, and cannot be used, by any person for the purpose of avoiding tax penalties that may be imposed on the person. This discussion was written to support the marketing of the transaction(s) or matter(s) addressed by this written discussion, and the taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor. No limitation has been imposed by legal counsel on disclosure of the tax treatment or tax structure of the transaction.

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ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code impose restrictions on (i) employee benefit plans (as defined in Section 3(3) of ERISA); (ii) plans described in Section 4975(e)(1) of the Code, including individual retirement accounts or Keogh plans; (iii) any entities whose underlying assets include plan assets by reason of a plan’s investment in such entities (each, a “plan”); and (iv) persons who have specified relationships to those plans (i.e., “parties-in-interest” under ERISA and “disqualified persons” under the Code). Moreover, based on the reasoning of the U.S. Supreme Court in John Hancock Mut. Life Ins. Co. v. Harris Trust and Sav. Bank, 510 U.S. 86 (1993) (“Harris Trust”), an insurance company’s general account may be deemed to include assets of the plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a party-in-interest or disqualified person with respect to a plan by virtue of such investment. ERISA also imposes certain duties on persons who are fiduciaries of plans subject to ERISA and prohibits certain transactions between a plan and parties-in-interest or disqualified persons with respect to such plans.

The Acquisition and Holding of Our Common Shares

An investment in our common shares by a plan could be deemed to result in a transaction prohibited under Title I of ERISA or Section 4975 of the Code (e.g., the indirect transfer to or use by a party-in-interest or disqualified person of assets of a plan). Such transactions may, however, be subject to one or more statutory or administrative exemptions such as prohibited transaction class exemption, or PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts; PTCE 91-38, which exempts certain transactions involving bank collective investment funds; PTCE 84-14, which exempts certain transactions effected on behalf of a plan by a “qualified professional asset manager”; PTCE 95-60, which exempts certain transactions involving insurance company general accounts; PTCE 96-23, which exempts certain transactions effected on behalf of a plan by an “in-house asset manager”; or another available exemption. Such exemptions may not, however, apply to all of the transactions that could be deemed prohibited transactions in connection with a plan’s investment.

The Treatment of Our Underlying Assets Under ERISA

The U.S. Department of Labor (“DOL”) has issued regulations (29 C.F.R. 2510.3-101) concerning the definition of what constitutes the assets of an employee benefit plan (the “plan asset regulations”). These regulations provide that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a plan purchases an “equity interest” will be deemed, for purposes of ERISA, to be assets of the investing plan unless certain exceptions apply. The plan asset regulations define an “equity interest” as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. Our common shares should be treated as “equity interests” for purposes of the plan asset regulations.

One exception to the “look-through” rule under the plan asset regulations provides that an investing plan’s assets will not include any of the underlying assets of an entity in which such assets are invested if at all times less than 25% of each class of “equity” interests in the entity is held by “benefit plan investors,” as defined in Section 3(42) of ERISA. For purposes of this determination, equity interests held by a person who has discretionary authority or control over the entity’s assets or any person who provides investment advice for a fee (direct or indirect) with respect to such assets, and affiliates of such persons, are disregarded. The “publicly offered securities” exception, another exception under the plan asset regulations, provides that an investing plan’s assets will not include any of the underlying assets of an entity if the class of “equity” interests in question is (i) widely held (i.e., held by 100 or more investors who are independent of the issuer and each other), (ii) freely transferable and either (iii) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 (the “Exchange Act”) or (iv) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 and the class of securities which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. Another exception is provided for an investment in an “operating company,” which is defined in the plan asset regulations to include a “venture capital operating company” and a “real estate operating company.”

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Our board of trustees intends to take such steps as may be necessary to qualify for one or more of the exceptions available under the plan asset regulations and thereby prevent our assets from being treated as assets of any investing plan.

If, however, none of the exceptions under the plan asset regulations were applicable and we were deemed to hold plan assets by reason of a plan’s investment in our equity securities, such plan’s assets would include an undivided interest in the assets held by us. In such event, such assets, transactions involving such assets and the persons with authority or control over and otherwise providing services with respect to such assets would be subject to the fiduciary responsibility provisions of Title I of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code, and any statutory or administrative exemption from the application of such rules may not be available.

As noted above, under the reasoning of the U.S. Supreme Court in Harris Trust, an insurance company’s general account may be deemed to include assets of the plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a party-in-interest with respect to a plan by virtue of such investment. Following the decision in Harris Trust, Congress enacted Section 401(c) of ERISA and DOL adopted regulations (29 C.F.R. 2550.401c-1) to provide guidance on which assets held by the insurer constitute “plan assets” for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code. The plan asset status of insurance company separate accounts is unaffected by Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of any such plan invested in a separate account.

Any plan fiduciary that proposes to cause a plan to purchase our securities should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and determine on its own whether any exceptions or exemptions are applicable and whether all conditions of any such exceptions or exemptions have been satisfied. Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in our securities is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan’s investment portfolio. The sale of our securities is in no respect a representation by us or any other person that such an investment meets all relevant legal requirements with respect to investments by plans generally or that such an investment is appropriate for any particular plan.

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SELLING SECURITYHOLDERS

Information about any selling securityholders may be added to this prospectus pursuant to a prospectus supplement.

33

PLAN OF DISTRIBUTION

We and/or selling securityholders, may sell the securities to or through agents or underwriters or directly to one or more purchasers.

By Agents

We and/or any selling securityholders may use agents to sell the securities. We expect that in any agreement with the agents, they will agree to use their reasonable best efforts to solicit purchases for the period of their appointment.

By Underwriters

We and/or selling securityholders may sell the securities to underwriters. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. We expect that in any agreement with the underwriters, each underwriter will be obligated to purchase all the securities allocated to it under the underwriting agreement. The underwriters may change any initial public offering price and any discounts or concessions they give to dealers.

Direct Sales

We and/or any selling securityholders may sell securities directly to investors. In this case, no underwriters or agents would be involved.

As one of the means of direct issuance of securities, we and/or selling securityholders may utilize the services of any available electronic auction system to conduct an electronic “dutch auction” of the offered securities among potential purchasers who are eligible to participate in the auction of those offered securities, if so described in the prospectus supplement.

Selling Securityholders

Selling securityholders, if any, may offer our securities in one or more offerings, and if required by applicable law or in connection with an underwritten offering, pursuant to one or more prospectus supplements, and any such prospectus supplement will set forth the terms of the relevant offering as described above. To the extent our securities offered pursuant to a prospectus supplement or otherwise remain unsold, selling securityholders may offer those securities on different terms pursuant to another prospectus supplement. Sales by selling securityholders may not require the provision of a prospectus supplement.

Each selling securityholder may offer our securities at various times in one or more of the following transactions among others: through short sales, derivative and hedging transactions; by pledge to secure debts and other obligations; through offerings of securities exchangeable, convertible or exercisable for our securities; under forward purchase contracts with trusts, investment companies or other entities (which may, in turn, distribute their own securities); through distribution to its members, partners or shareholders; in exchange or over-the-counter market transactions; and/or in private transactions.

Each of the selling securityholders also may resell all or a portion of our securities that it owns in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided it meets the criteria and conforms to the requirements of Rule 144.

General Information

Any underwriters or agents will be identified and their compensation described in a prospectus supplement.

34

We and/or selling securityholders may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments they may be required to make.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

Pursuant to a requirement by the National Association of Securities Dealers, Inc., or NASD, the maximum commission or discount to be received by any NASD member or independent broker/dealer may not be greater than eight percent (8%) of the gross proceeds received by us for the sale of any securities being registered pursuant to SEC Rule 415.

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EXPERTS

The financial statements, schedule and management's report on the effectiveness of internal control over financial reporting incorporated by reference in this Form S-3 have been audited by BDO Seidman, LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their reports incorporated herein by reference, and are incorporated herein in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.

Ernst & Young LLP, independent registered public accounting firm, audited our consolidated financial statements for each of the two years in the period ended December 31, 2004, as included in our Current Report on Form 8-K dated December 1, 2006, as set forth in their report, which is incorporated herein by reference. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

LEGAL MATTERS

The validity of the common shares, preferred shares and debt securities will be passed upon for us by Berliner, Corcoran & Rowe LLP, Washington, DC. Other matters in connection with the offering of securities offered by this prospectus will be passed upon for us by Paul, Hastings, Janofsky & Walker LLP. Any agents or underwriters will be represented by their own legal counsel named in the applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public on the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, DC 20549. Please call the SEC at (800) SEC-0330 for more information about their public reference room and their copy charges.

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information that we refer to in this manner is considered part of this prospectus. Any information that we file with the SEC after the date of this prospectus will automatically update and supersede the information contained in this prospectus.

We are incorporating by reference the following documents that we have previously filed with the SEC (Commission File No. 001-12002), except for any document or portion thereof “furnished” to the SEC:

•

Our Annual Report on Form 10-K (except for Items 6, 7, 7A, 8 and 15(a) that have been retrospectively adjusted in our Current Report on Form 8-K filed December 4, 2006) for the year ended December 31, 2005 (as amended by Amendment No. 1 thereto on Form 10-K/A filed on May 12, 2006) (the “2005 Form 10-K”);

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006 (as amended by Amendment No. 1 thereto on Form 10-Q/A filed on May 12, 2006), June 30, 2006 and September 30, 2006;
•	Our Current Reports on Form 8-K filed January 12, 2006 (two filings), May 8, 2006, December 4, 2006 (two filings), December 6, 2006, December 11, 2006 and December 29, 2006;
•	Our Definitive Proxy Statement on Schedule 14A, filed April 21, 2006;
•

The description of our shares contained in our Registration Statement on Form 8-A dated May 21, 1993, (File No. 33-6008) filed on May 26, 1993 pursuant to Section 12(g) of the Exchange Act, as amended, including any amendment or report filed for the purpose of updating such description; and

36

•

All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the time that we sell all of the securities offered by the prospectus and any applicable prospectus supplement.

In no event will any of the information that we “furnish” to the SEC in any Current Report on Form 8-K from time to time be incorporated by reference into, or otherwise included in, this prospectus or any prospectus supplement.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests should be addressed to: Acadia Realty Trust, 1311 Mamaroneck Avenue, Suite 260, White Plains, New York 10605, Attn: Robert Masters. Telephone requests may be directed to (914) 288-8100.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Set forth below are the expenses, other than underwriting discounts and commissions, that we will incur in connection with the issuance and distribution of the securities being registered. All amounts set forth below are estimated.

SEC Registration Fee	$ 32,100*
New York Stock Exchange Fees	**
Transfer Agent’s fees	**
Legal Fees and Expenses	**
Printing Expenses	**
Accounting Fees and Expenses	**
Miscellaneous	**

Total	$ **

*

In accordance with Rule 457(p) under the Securities Act, we are offsetting $3,348.05 of the registration fee due against the remainder of the registration fee of $6,067.50 we paid in connection with our Registration Statement on Form S-3 (No. 333-104727) filed on April 24, 2003.

**	These fees are calculated based on the securities offered and the number of issuances and, accordingly, cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

Our Bylaws and Declaration of Trust authorize us, to the extent permitted under Maryland law, to indemnify our trustees and officers in their capacity as such. Section 8-301(15) of the Maryland General Corporation Law, or MGCL, permits a Maryland REIT to indemnify or advance expenses to trustees and officers to the same extent as is permitted for directors and officers of a Maryland corporation under the MGCL. The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our Declaration of Trust does not) to indemnify a director or officer who has been successful, on the merits or otherwise against reasonable expenses, in the defense of any proceeding to which he is made a party by reason of his service in that capacity, or in the defense of any claim, issue or matter in the proceeding. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify directors or officers for an adverse judgment in a suit by or in the right of the corporation for a judgment of liability on the basis that the officer or director shall have been adjudged to be liable to us or that a personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and a written undertaking by such director or officer on his or her behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

Our Bylaws also permit us, subject to the approval of our board of trustees, to indemnify and advance expenses to any person who served a predecessor of us in any of the capacities described above and to any of our employees or agents or any predecessor.

In addition to the above, we have purchased and maintain insurance on behalf of all of our trustees and executive officers against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability.

Item 16. Exhibits.

Exhibit No.	Description
1.1	Form of Underwriting Agreement (1)
3.1	Declaration of Trust of Acadia Realty Trust, as amended (incorporated by reference to our Form 10-K for the fiscal year ended December 31, 1994)
3.2	Fourth Amendment to Declaration of Trust (incorporated by reference to our Form 10-Q for the fiscal quarter ended September 30, 1998)
3.3	Fifth Amendment to Declaration of Trust
3.4	Amended and Restated Bylaws of Acadia Realty Trust (incorporated by reference to our Form 10-K for the fiscal year ended December 31, 2005)
4.1	Indenture, dated as of December 11, 2006, between Acadia Realty Trust and U.S. Bank National Association, as trustee (2)
4.2	First Supplemental Indenture, dated as of December 11, 2006, between Acadia Realty Trust and U.S. Bank National Association, as trustee, including the Form of 3.75% Convertible Notes due 2026 (2)
4.3	Form of Indenture Security (1)
4.4	Form of Common Share Certificate (incorporated by reference to our Registration Statement on Form 8-A dated May 21, 1993, (File No. 33-6008) filed on May 26, 1993)
4.5	Form of Certificate for Preferred Shares (1)
5.1	Opinion of Berliner, Corcoran & Rowe LLP
5.2	Opinion of Paul, Hastings, Janofsky & Walker LLP (1)
8.1	Opinion of Paul, Hastings, Janofsky & Walker LLP regarding Tax Matters
12.1	Statement of Computation of Ratio of Earnings to Fixed Charges
23.1	Consent of BDO Seidman LLP
23.2	Consent of Ernst & Young LLP
23.3	Consent of Berliner, Corcoran & Rowe LLP (included in Exhibit 5.1)
23.4	Consent of Paul, Hastings, Janofsky & Walker LLP (included in Exhibit 5.2)
24.1	Power of Attorney (incorporated by reference to the signature page hereto)
25.1	Statement of Eligibility of Trustee on Form T-1 for the Debt Securities (1)

(1)	To be filed by amendment or incorporated by reference in connection with the offering of the offered securities.
(2)	Incorporated by reference from our Form 8-K filed December 11, 2006.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, if necessary (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

(d)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of White Plains, State of New York, on January 12, 2007.

ACADIA REALTY TRUST

By:	/s/ KENNETH F. BERNSTEIN

Kenneth F. Bernstein

President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned whose signatures appear below hereby constitute and appoint Kenneth F. Bernstein their true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for them and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ KENNETH F. BERNSTEIN	Chief Executive Officer, President and Trustee (Principal Executive Officer)	January 12, 2007
Kenneth F. Bernstein
/s/ MICHAEL NELSEN	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	January 12, 2007
Michael Nelsen
/s/ DOUGLAS CROCKER, II	Trustee	January 12, 2007
Douglas Crocker, II
/s/ ALAN S. FORMAN	Trustee	January 12, 2007
Alan S. Forman
/s/ SUZANNE HOPGOOD	Trustee	January 12, 2007
Suzanne Hopgood
/s/ LORRENCE T. KELLAR	Trustee	January 12, 2007
Lorrence T. Kellar

/s/ WENDY LUSCOMBE	Trustee	January 12, 2007
Wendy Luscombe
/s/ LEE S. WIELANSKY	Trustee	January 12, 2007
Lee S. Wielansky

Exhibit Index

Exhibit No.	Description
1.1	Form of Underwriting Agreement (1)
3.1	Declaration of Trust of Acadia Realty Trust, as amended (incorporated by reference to our Form 10-K for the fiscal year ended December 31, 1994)
3.2	Fourth Amendment to Declaration of Trust (incorporated by reference to our Form 10-Q for the fiscal quarter ended September 30, 1998)
3.3	Fifth Amendment to Declaration of Trust
3.4	Amended and Restated Bylaws of Acadia Realty Trust (incorporated by reference to our Form 10-K for the fiscal year ended December 31, 2005)
4.1	Indenture, dated as of December 11, 2006, between Acadia Realty Trust and U.S. Bank National Association, as trustee (2)
4.2	First Supplemental Indenture, dated as of December 11, 2006, between Acadia Realty Trust and U.S. Bank National Association, as trustee, including the Form of 3.75% Convertible Notes due 2026 (2)
4.3	Form of Indenture Security (1)
4.4	Form of Common Share Certificate (incorporated by reference to our Registration Statement on Form 8-A dated May 21, 1993, (File No. 33-6008) filed on May 26, 1993)
4.5	Form of Certificate for Preferred Shares (1)
5.1	Opinion of Berliner, Corcoran & Rowe LLP
5.2	Opinion of Paul, Hastings, Janofsky & Walker LLP (1)
8.1	Opinion of Paul, Hastings, Janofsky & Walker LLP regarding Tax Matters
12.1	Statement of Computation of Ratio of Earnings to Fixed Charges
23.1	Consent of BDO Seidman LLP
23.2	Consent of Ernst & Young LLP
23.3	Consent of Berliner, Corcoran & Rowe LLP (included in Exhibit 5.1)
23.4	Consent of Paul, Hastings, Janofsky & Walker LLP (included in Exhibit 5.2)
24.1	Power of Attorney (incorporated by reference to the signature page hereto)
25.1	Statement of Eligibility of Trustee on Form T-1 for the Debt Securities (1)

(1)	To be filed by amendment or incorporated by reference in connection with the offering of the offered securities.
(2)	Incorporated by reference from our Form 8-K filed December 11, 2006.